EXHIBIT 99.1

Rekor Systems Announces Date for 2024 Annual Meeting of Stockholders

2024 Annual Meeting of Stockholders be held on April 18, 2024

COLUMBIA, MD – January 10, 2024. Rekor Systems, Inc. (NASDAQ: REKR) (“Rekor” or the “Company”), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced that the Company’s 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”) will be held on Thursday, April 18, 2024. Additional information regarding the Company’s 2024 Annual Meeting, including the time, location and agenda for the 2024 Annual Meeting, will be disclosed in the Company’s Definitive Proxy Statement to be sent to stockholders entitled to notice of and to vote at the 2024 Annual Meeting.

The record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the 2024 Annual Meeting has been set as the close of business on February 21, 2024. Because the date of the 2024 Annual Meeting will be held more than 30 days before the anniversary date of the Company’s 2023 annual meeting of stockholders, pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Company is setting a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company expects to begin to print and send its proxy materials. Accordingly, the Company has fixed the new deadline for the submission of proposals to be included in the proxy statement for the 2024 Annual Meeting as February 26, 2024. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Company’s proxy materials. Stockholder proposals must comply with the Company’s Amended and Restated Bylaws (the “Bylaws”) and the U.S. Securities and Exchange Commission’s (the “SEC”) rules regarding the inclusion of stockholder proposals in proxy materials and the Company may omit from its proxy materials any proposal that does not comply with the SEC’s rules.

Pursuant to the Company’s Bylaws, any stockholders who wishes to make a nomination or introduce an item of business at the 2024 Annual Meeting, other than pursuant to Rule 14a-8 under the Exchange Act, must comply with the procedures set forth in our Bylaws, including delivering proper notice to us in writing to our Corporate Secretary at our principal executive offices not later than the close of business on March 15, 2024, and which the Company believes is reasonable time before it begins to print and mail proxy materials for the 2024 Annual Meeting. The notice must contain the information specified in our Bylaws.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in writing to our Corporate Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than February 26, 2024.

Notices of intention to present proposals or nominate directors at the 2024 Annual Meeting, and all supporting information required by SEC rules and our Bylaws, as applicable, must be submitted to: Corporate Secretary of Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world’s mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact: Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

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